Exhibit 23.a



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of TriMas Corporation on Form S-8 of our report dated February 8, 1995, on our audits of the consolidated financial statements and financial statement schedule of TriMas Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which report is incorporated by reference from the TriMas Corporation Annual Report on Form 10-K for the year ended December 31, 1994.




/S/ COOPERS & LYBRAND L.L.P.


Coopers & Lybrand L.L.P.
Detroit, Michigan
May 10, 1995